Exhibit 21


                  SUBSIDIARIES OF ETS INTERNATIONAL, INC.
                           As of March 31, 1998


Name of Subsidiary                                State of Incorporation
------------------                                ----------------------

InfraCorps of Virginia, Inc.                             Virginia
(formerly ETS Water and Waste Management, Inc.)

InfraCorps of Florida, Inc.                              Virginia
(formerly ETS Liner, Inc.)

IC Subsidiary, Inc.*                                     Virginia
(formerly ETS, Inc.)

ETS Analytical Services, Inc.*                           Virginia


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*Inactive

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